UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2012

CORNERSTONE CORE PROPERTIES

REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400

Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2012, we became obligated under a purchase and sale agreement (the “Agreement”) in connection with the sale of the Carter Commerce Center property (the “Property”) by Terry Wiler (“Buyer”), a non-related third party, for a sale price of $1.7 million.

The Agreement provides for: (i) an initial deposit from the Buyer in the amount of $100,000 that shall be credited to the purchase price of the Property and is non-refundable except in limited circumstances; (ii) a property inspection period that expires no later than 60 days after the effective date of the Agreement, during which time the Buyer can terminate the Agreement at any time within the period by delivering written notice to us; (iii) a closing date for the sale of the Property that shall occur on or before the fifteenth day after the end of the Property inspection period. The Agreement also contains additional customary covenants, representations and warranties.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

10.1	Purchase and Sale Agreement dated December 17, 2012 by and between the Company and Terry Wiler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: December 21, 2012	By:	/s/ Kent Eikanas
Kent Eikanas,
President and Chief Executive Officer